Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of July 5, 2019 (this “Agreement”), is entered into by and among BioCardia, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

A.     On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto.

B.     Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     The Notes.

(a)     Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $625,000.

(b)     Delivery. The sale and purchase of the Notes shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”). At the Closing, the Company will deliver to each of the Investors the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). Each of the Notes will be registered in such Investor’s name in the Company’s records.

(c)     Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

(d)     Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. pacific time on the date such payment is due at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

2.     Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a)     Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b)     Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)     Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)     Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)     Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(f)     No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

3.     Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note as follows:

(a)     Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)     Securities Law Compliance.

(i)     Such Investor has been advised that the Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(ii)     Such Investor is an Accredited Investor. Such Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to Accredited Investor status and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Any such information is true, correct, timely and complete. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I hereto.

(iii)     As used herein, “Accredited Investor” shall mean any of the following: (i) an individual (i.e., not a partnership, corporation, limited liability company or similar entity) whose individual net worth, or joint net worth with his or her spouse, in each case, excluding the value of such persons primary residence, presently exceeds $1,000,000; (ii) an individual (i.e., not a partnership, corporation, limited liability company or similar entity) who reasonably expects an individual income in excess of $200,000 in the current year and had an individual income in excess of $200,000 in each of the last two years (including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of the undersigned’s spouse or other family members and any unrealized capital appreciation); (iii) an individual (i.e., not a partnership, corporation, limited liability company or similar entity) who, together with his or her spouse, reasonably expects joint income in excess of $300,000 for the current year and had joint income in excess of $300,000 in each of the last two years (including foreign income, tax exempt income and the full amount of realized capital gains and losses); (iv) a director or executive officer of the Company or (v) an entity in which all of the equity owners are “accredited investors” within one or more of (i) through (iv).

(c)     Access to Information. Such Investor acknowledges and agrees that (a) the Investor has been furnished with all materials it considers relevant to making an investment decision with respect to the purchase of the Notes and has had the opportunity to review (and has carefully reviewed) (i) the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Public Filings”), and (ii) the Transaction Documents (including the exhibits thereto) (the “Materials”), (b) the Investor has had an opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions related to the transactions contemplated under the Transaction Documents, and to obtain from the Company any information that it considers necessary in making an informed investment decision and to verify the accuracy of the information set forth in the Public Filings and the Materials, (c) the Investor has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved with respect to the purchase of the Notes and to make an informed investment decision with respect to such purchase, (d) the Investor is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives or any other entity or person, (e) no statement or written material contrary to the Public Filings or the Materials has been made or given to the Investor by or on behalf of the Company, and (f) the Investor is able to fend for itself in the transactions contemplated under the Transaction Documents, including with respect to the purchase of the Notes, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Notes and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

(d)     Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(e)     No “Bad Actor”. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities held by such Investor is, in each case, is a Bad Actor. As used herein, a Person shall be deemed a “Bad Actor” if any of the following are true: (i) the Person has been convicted, within the last ten years, of any felony or misdemeanor (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; (ii) the Person is subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, that restrains or enjoins the undersigned from engaging or continuing to engage in any conduct or practice (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Securities and Exchange Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; (iii) the Person is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that: (A) bars such Person from: (1) association with an entity regulated by such commission, authority, agency or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years; (iv) the Person is subject to an SEC order that: (A) suspends or revokes such Person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of the undersigned; or (C) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; (v) the Person is subject to any SEC order entered within the last five years that orders the undersigned to cease and desist from committing or causing a violation or future violation of any scienter-based anti-fraud provision of the federal securities laws; (vi) the Person has been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; (vii) the undersigned filed (as a registrant or issuer), or was the undersigned or was the undersigned named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or (viii) the Person is subject to a United States Postal Service false representation order entered within the last five years, or subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4.     Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a)     Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)     Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)     Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d)     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e)     Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents:

(i)     This Agreement; and

(ii)     Each Note issued hereunder.

(f)     Good Standing Certificate. The Company shall have delivered to the Investors a Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware.

5.     Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)     Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)     Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)     Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d)     Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(b) hereof.

6.     Negative Covenants. Until the termination of the commitment to purchase Notes under this Purchase Agreement and the satisfaction in full by Company of all Obligations, Company shall comply, and shall cause compliance, with the following negative covenants unless Investors holding a Majority in Interest shall otherwise consent in writing:

(a)     Indebtedness. The Company shall not create, incur, assume or permit to exist any Indebtedness except for Permitted Indebtedness.

(b)     Liens. The Company shall not create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

(c)     Asset Dispositions. The Company shall not sell, lease, transfer, license, assign or otherwise dispose of (collectively, a “Transfer”) any of its assets or property, whether now owned or hereafter acquired, except: (i) Transfers consisting of sales of worn-out, unneeded or obsolete equipment and other sales of tangible assets not material to the business of Company, (ii) Transfers of non-exclusive licenses and similar arrangements for the use of property of Company; provided, such Transfer is not with respect to material intellectual property rights of the Company, (iii) Transfers of Inventory in the ordinary course of business, and (iv) Transfers of cash in the ordinary course of business.

7.     Miscellaneous.

(a)     Waivers and Amendments. Any provision of this Agreement, and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Investor’s written consent, or (ii) reduce the rate of interest of any Note without the affected Investor’s written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b)     Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code.

(c)     Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)     Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(e) and 7(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)     Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)     Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

(g)     Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)     Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address, facsimile number or electronic mail address set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at the address, facsimile number or electronic mail address set forth on its signature page to this Agreement or at such other address, facsimile number or electronic mail address as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i)     Expenses. The Company shall pay all expenses in connection with the transactions contemplated by this Agreement; provided, such expenses for the Investors shall not exceed $25,000 in the aggregate.

(j)     Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY: BIOCARDIA, INC. a Delaware corporation By: /s/ Peter Altman Name: Peter Altman Title: Chief Executive Officer BioCardia, Inc. 125 Shoreway Road, Suite B San Carlos, California 94070

[Signature page to Note Purchase Agreement]